Exhibit 10.2

                              CONSULTING AGREEMENT

This Agreement (Agreement) is made and entered into this 1st day of June 2003 between SECURED DATA INC., a Nevada corporation with its principal place of business located in Camarillo, CA ("the COMPANY") and Anastasia Salanoa ("the CONSULTANT").

In consideration of and for the mutual promises and covenants contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. PURPOSE. The COMPANY hereby retains the CONSULTANT on an exclusive basis during the term specified to render consulting advice to the COMPANY as the COMPANY may reasonable request relating to administrative and human relations matters upon the terms and conditions set forth herein.

2. TERM AND COMPENSATION. This Agreement shall be for a period of one (1) year commencing on the date first written above ("the Engagement Period. The COMPANY agrees to remit to the CONSULTANT as compensation for said services two thousand $(2,000.00) on a monthly basis or 2,400,000 common shares of the COMPANY payable in advance upon election of Employee within 60 days from the date of the execution of this Agreement.

3. The CONSULTANT shall also be granted an Option to purchase 100,000 shares of the common stock of the COMPANY (restricted pursuant to Rule 144) at a strike price of $0.10 per share. The right to exercise said option shall commence six
(6) months from the date hereof and expire one (1) year from the date hereof or upon the cancellation of this Agreement.

4. DUTIES OF CONSULTANT. During the term of this Agreement, the CONSULTANT will provide the COMPANY with such regular and customary administrative and human relation advice as is reasonable requested by the COMPANY, provided that the CONSULTANT shall not be required to undertake duties not reasonable within the scope of the consulting advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the CONSULTANT's advice is not measurable in any quantitative manner, and that the CONSULTANT shall not be obligated to spend any specific amount of time doing so.

5. RELATIONSHIPS WITH OTHERS. The COMPANY acknowledges that the CONSULTANT or its affiliates is in the business of providing, among other things, consulting advice (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict the CONSULTANT in conducting such business with respect to others, or in rendering such advise to others. In connection with the rendering of services hereunder, CONSULTANT has been or will be furnished with confidential information concerning the COMPANY including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein shall not be disclosed by CONSULTANT or its employees or agents without the prior written consent of the COMPANY. In the event CONSULTANT is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that CONSULTANT will deliver to the COMPANY immediate notice of such requirement prior to disclosure of same to permit the COMPANY to seek an appropriate protective order and/or waive compliance with this provision. If, in the absence of a protective order or receipt of written waiver, CONSULTANT is nonetheless, in the reasonable written

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opinion of CONSULTANT's counsel, compelled to disclose any Confidential
Material, CONSULTANT may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the COMPANY at least five (5) days prior to actual disclosure. Following the termination of this Agreement, CONSULTANT shall deliver to the COMPANY all Confidential Material. Neither party hereto will issue any public announcement. concerning this Agreement without the approval of the other party provided however that nothing shall prevent the COMPANY from fulfilling its obligations to disclose the contents of this Agreement with the U.S. Securities & Exchange Commission (the "SEC).

6. CONSULTANT'S LIABILITY. The CONSULTANT agrees to defend, indemnify, and hold the Company, its officers, directors, employees, advisors, attorneys and agents, harmless from and shall indemnify the foregoing persons and entities against any and all costs, expenses and liability (including reasonable attorney's fees paid in connection with the investigation, and/or defense of said entities or persons)which may in any way result from a breach of any representation, warranty or covenant made by the CONSULTANT or from any services rendered by the CONSULTANT pursuant to or in any connection with this Agreement.

7. EXPENSES. The COMPANY, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable and actual out-of-pocket expenses incurred in connection with services provided to the COMPANY, subject in each case to prior written approval of the COMPANY.

8. LIMITATION UPON THE USE OF ADVICE AND SERVICES. No person or entity, other than the COMPANY or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the CONSULTANT to be given hereunder. It is clearly understood that the CONSULTANT, for services rendered under this Agreement, makes no commitment whatsoever as to recommend or advise its clients to purchase the securities of the COMPANY.

9. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

10. TERMINATION. This Agreement may be terminated with a thirty (30) day notice by either party.

11. MISCELLANEOUS.

(a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the COMPANY, addressed to it at Secured Data Inc. 409 Calle San Pablo Suite 100-101 Camarillo, CA 93010. and to the Consultant addressed to it at 409 Calle San Pablo Suite 100-101 Camarillo, CA 93010.. Such notice or other communication shall be deemed to be given on the date of receipt.

(b) If the CONSULTANT shall cease to do business, the provisions hereof relating to duties of the CONSULTANT and all compensation to be paid by the COMPANY as it applies to the CONSULTANT shall thereupon terminate and cease to be in effect.

(c) This Agreement embodies the entire agreement and understanding between the COMPANY and the CONSULTANT and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

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(d) This Agreement has been duly authorized, executed and delivered by and on behalf of the COMPANY and the CONSULTANT.

(e) The validity, interpretation, and construction of this. Agreement will be governed by the laws of the State of Nevada applicable to the contract entered into and performed entirely with said state without regard to the principles of conflict of laws. Any dispute or controversy between the parties arising in connection with this Agreement or the subject matter contemplated by this Agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act 9 U.S.C. I et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damages claimed, including but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. The parties further agree that any arbitration action between them shall he heard in Camarillo, California. Notwithstanding anything contained herein to the contrary, nothing contained herein shall prevent either party from initiating a civil action for temporary or permanent injunctive and other equitable relief against the other for breach of this Agreement.

(f) There is no relationship or partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

(g) This Agreement and the rights hereunder may not. be assigned by either party without mutual written permission (except by operation of law or merger) and. shall be upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

(h) CONSULTANT is not a party to any proceeding or action that would prevent it from performing services pursuant to this Agreement.

(i) Sections 4 and 5 shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


SECURED DATA INC.



By_________________________
  Art Malone Jr., President


ANASTASIA SALANOA



By_________________________
  Anastasia Salanoa

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